                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/X/  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  First Banking Company of Southeast Georgia
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 April 3, 1996




To the Shareholders of FIRST BANKING COMPANY OF SOUTHEAST GEORGIA:


     You are cordially invited to attend the Annual Meeting of the Shareholders of First Banking Company of Southeast Georgia (the "Company") to be held in the Community Room of the Statesboro Mall branch of First Bulloch Bank & Trust Company, U.S. Highway 80 East, Thursday, April 25, 1996, at 2:00 p.m. The official notice of the Annual Meeting and the Company's Proxy Statement and Annual Report accompany this letter.

     The principal business of the meeting will be to elect directors of the Company and to consider and vote on a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000 to 10,000,000. We will also review the operations of the Company and its subsidiary banks, First Bulloch Bank & Trust Company and Metter Banking Company, for the past year.

     The Board of Directors of the Company is divided into three classes:
Class I, Class II and Class III. The term of one class of directors (Class II) expires in 1996, and four of those directors (James Eli Hodges, C. Arthur Howard, Lanier A. Hunnicutt, and Joe P. Johnston), as well as a new nominee, Harry S. Mathews, have been nominated for election to serve as Class II directors for a three-year term.

     Whether or not you plan to attend the Annual Meeting, please mark, date and sign the enclosed form of proxy, and return it to the Company in the envelope provided as soon as possible.


                                                Very truly yours,



                                                James Eli Hodges
                                                President

                 FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
                            40 North Main Street
                         Statesboro, Georgia  30458
                               (912) 764-6611


                NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD APRIL 25, 1996



To the Shareholders of FIRST BANKING COMPANY OF SOUTHEAST GEORGIA:

     Notice is hereby given that the Annual Meeting of Shareholders of First Banking Company of Southeast Georgia (the "Company") will be held on Thursday, April 25, 1996, at 2:00 p.m., in the Community Room of the Statesboro Mall branch of First Bulloch Bank & Trust, U. S. Highway 80 East, Statesboro, Georgia, for the following purposes:

     (1) To elect five directors for a three-year term;

     (2) To consider and vote on an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000 to 10,000,000; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 14, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     All shareholders are requested to mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.

                                 By Order of the Board of Directors,


                                 James Eli Hodges
                                 President
April 3, 1996

                 FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
                            40 North Main Street
                         Statesboro, Georgia  30458
                               (912) 764-6611

                               PROXY STATEMENT
                    _____________________________________

                                INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Banking Company of Southeast Georgia (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, April 25, 1996, at 2:00 p.m., in the Community Room of the Statesboro Mall branch of First Bulloch Bank & Trust, U.S. Highway 80 East, Statesboro, Georgia, and at any adjournments thereof.

     The Proxy Statement and form of proxy are first being mailed to shareholders on or about April 3, 1996. If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the specifications made by the shareholder. If the form of proxy is signed and returned and specifications are not made, the proxy will be voted FOR the election of the directors listed therein, FOR the amendment to the Articles of Incorporation authorizing 5,000,000 additional shares of common stock, and in accordance with the best judgment of the proxies as to any other matters that may properly come before the meeting.

     Shareholders who sign proxies have the right to revoke them at any time before they are voted by delivering to Dwayne E. Rocker, Secretary of the Company, at the principal office of the Company, either an instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     The principal executive offices of the Company are located at 40 North Main Street, Statesboro, Georgia 30458.

                          VOTING AT THE ANNUAL MEETING

     The close of business on March 14, 1996, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 14, 1996, the authorized common stock of the Company consisted of 5,000,000 shares, $1.00 par value (the "Stock"), of which 2,661,711 shares were issued, outstanding and held of record by ___ shareholders.

     A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. Directors are elected by a plurality of the votes cast by the shares entitled to be voted in such election. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. Accordingly, abstentions by shareholders present at the Annual Meeting who do not choose to vote in the election of directors will have no effect on the
outcome of the election.   If authority to vote for one or more director
nominees is withheld by a
shareholder represented by proxy, no vote will be cast and the outcome of the election will not be affected. Broker "non-votes" do not exist in the context of an election of directors and will therefore not affect the outcome of the election.

     The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote will be required to approve the proposal to amend the Company's Articles of Incorporation. Consequently, abstentions and broker non-votes will have the same effect as a vote against the proposed amendment to the Articles of Incorporation.

     All other matters that may be considered and acted upon by the shareholders at the Annual Meeting require that the number of shares voted in favor of the proposal exceed the number of shares voted against the proposal, provided a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a proposal is approved by the shareholders. Abstentions and broker "non-votes" are treated as "true abstentions" under Georgia law and not as negative votes. Consequently, abstentions and broker non-votes will have no effect on the outcome of the vote on other proposals.

                                PROPOSAL ONE

                            ELECTION OF DIRECTORS

                      Nominees and Continuing Directors

     Pursuant to the Company's Articles of Incorporation, its Board of Directors is divided into three classes: Class I, Class II and Class III. The current terms of the Class I directors expire in 1998; those of the Class II directors expire in 1996; and those of the Class III directors expire in 1997.

     The Board of Directors proposes that James Eli Hodges, C. Arthur Howard, Lanier A. Hunnicutt, Joe P. Johnston, and Harry S. Mathews be elected as Class II directors of the Company to serve for three years and until their successors are duly elected and qualified. If any of the foregoing nominees should become unavailable to serve as a director (which is not now anticipated), then the persons named as proxies reserve full discretion to vote for any other person or persons as may be nominated.

     The table set forth below shows for each director nominee and each continuing director (a) his proposed or current class and term of office, (b) his name, (c) his age at December 31, 1995, (d) the year he was first elected as a director of the Company, (e) any positions held by him with the Company or its subsidiary banks, First Bulloch Bank & Trust Company (the "Bulloch Bank") and Metter Banking Company (the "Metter Bank"), other than as a director, and
(f) his business experience for the past five years. See the section entitled "Compensation of Directors" for a discussion of the directorships of the Bulloch Bank and the Metter Bank held by each of the persons listed below.

                        CLASS II - DIRECTOR NOMINEES
                  To Serve a Term of Three Years Until 1999



                                              Year
                                              First             Positions with Company
Name                          Age            Elected            and Business Experience
----                          ---            -------            -----------------------
James Eli Hodges              54               1981             President of the Company and the
                                                                Bulloch Bank

C. Arthur Howard(1)           54               1984             President, Claude Howard
                                                                Lumber Company, Inc.

Lanier A. Hunnicutt(2)        68               1986             Retired Farmer

Joe P. Johnston(2)            61               1981             Realtor

Harry S. Mathews              44                                Private investor since April 1994;
                                                                President, Statesboro Telephone
                                                                Company until April 1994



                       CLASS III - CONTINUING DIRECTORS
                         Current Term Expires in 1997


                                              Year
                                              First             Positions with Company
Name                          Age            Elected            and Business Experience
----                          ---            -------            -----------------------
Julian C. Lane, Jr.           47             1988               Vice President of the Company
                                                                and President of the Metter Bank

Charles M. Robbins, Jr.(2)    75             1981               Retired Chairman of the Board,
                                                                Robbins Packing Company (Meat
                                                                Packing & Distribution)

J. E.  Smith(1)               82             1981               Retired Partner, Smith-Tillman
                                                                Mortuary

Alvin Williams(2)             68             1986               Retired Executive Vice President
                                                                of the Metter Bank

John M. Wilson, Jr.           62             1985               Vice President of the Company
                                                                and Executive Vice President of
                                                                the Bulloch Bank

                        CLASS I - CONTINUING DIRECTORS
                         Current Term Expires in 1998




                                     Year
                                     First        Positions with Company
Name                      Age       Elected       and Business Experience
----                      --        -------       -----------------------
E. Raybon Anderson(1)     57         1981         Chairman of the Board, Bulloch
                                                  Fertilizer Co., Inc.

A. M. Braswell, Jr.(2)    75         1981         Chairman of the Board, A.M.
                                                  Braswell, Jr. Food Company, Inc.
                                                  (Manufacturer of Preserves and
                                                  Other Condiments)

W. A. Crider, Jr.(1)      56         1986         President, Crider's Poultry, Inc.
                                                  (Wholesale Poultry Processor)

Dan J. Parrish, Jr.(1,2)  60         1986         Owner, Candler Computers
                                                  (Computer Consulting); Vice
                                                  President of the Metter Bank
                                                  and Senior Vice President of
                                                  the Company until April 1993



Footnotes

  (1)   Member of the Compensation Committee.
  (2)   Member of the Audit Committee.


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own beneficially more than 10% of the Company's outstanding Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in their Stock ownership. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995, its executive officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except for Mr. Hunnicutt and Mr. Johnston, each of whom submitted one late filing covering one transaction, and Mr. Robbins, who submitted two late filings covering two transactions.

                           Meetings and Committees

     During the year ended December 31, 1995, the Board of Directors of the Company held five meetings. During his term as a director during 1995, each director of the Company attended at least 75% of (a) the total number of meetings of the Board of Directors of the Company and (b) the total number of meetings held by committees of which he was a member.

     The Audit Committee of the Board of Directors of the Company is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting policies and practices. The Audit Committee met four times during 1995.

     The Compensation Committee of the Board of Directors of the Company is responsible for recommending and reviewing the compensation, including fringe benefits, of the senior management and directors of the Company. It also recommends nominees for membership on the Board of Directors. No formal procedure whereby individual shareholders may submit recommendations of persons to be considered as directors of the Company has been adopted; however, the Compensation Committee would consider any such recommendation if delivered in writing to: Chairman, Compensation Committee, First Banking Company of Southeast Georgia, 40 North Main Street, Statesboro, Georgia 30458. The Compensation Committee met four times during 1995.

                           Compensation of Directors

     During 1995, the following directors and director nominees also served as directors of the Bulloch Bank: Messrs. Anderson, Braswell, Hodges, Howard, Johnston, Mathews, Parrish, Robbins, Smith and Wilson. Also during 1995, the following directors and director nominees served as directors of the Metter
Bank: Messrs. Hodges, Hunnicutt, Lane, Parrish and Williams. During 1995, Mr. Crider served only as a director of the Company, for which he was paid an aggregate amount of $2,000. Each director of the Company who was also a director of the Bulloch Bank during 1995 was paid an aggregate amount of $6,800 for his service as a director of the Bulloch Bank, and each director of the Company who was also a director of the Metter Bank during 1995 was paid an aggregate amount of $6,800 for his service as a director of the Metter Bank. Directors of the Company who also serve as directors of the Bulloch and/or Metter Banks are not separately compensated for their service as directors of the Company or for their service as members of committees. In addition to his directors' fees, Mr. Parrish received $2,500 per month and the cost of his medical insurance premiums as payment for consulting services rendered to the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL ONE.

                               EXECUTIVE OFFICERS

     The following table sets forth for each executive officer of the Company
(a) the person's name, (b) his age at December 31, 1995, (c) the year he was first elected as an executive officer of the Company, and (d) his position with the Company and its subsidiary banks. Unless otherwise indicated, each executive officer has been employed by the Bulloch or Metter Bank for more than five years.




                                            Year                  Positions with the Company
                                            First                 and the Bulloch or Metter
Name                  Age                   Elected               Banks; Business Experience
----                  ---                   -------               --------------------------

James Eli Hodges      54                    1981                  President of the Company and the
                                                                  Bulloch Bank

Julian C. Lane, Jr.   47                    1985                  Vice President of the Company
                                                                  and President of the Metter Bank

John M. Wilson, Jr.   62                    1985                  Vice President of the Company
                                                                  and Executive Vice President of
                                                                  the Bulloch Bank

Dwayne E. Rocker      31                    1992                  Secretary and Treasurer of the
                                                                  Company since October 1992;
                                                                  Vice President and Secretary of
                                                                  the Bulloch Bank since February
                                                                  1996; Assistant Vice President
                                                                  and Secretary of the Bulloch Bank
                                                                  from August 1992 to February
                                                                  1996; Banking Officer of the
                                                                  Bulloch Bank from February 1992
                                                                  to August 1992; Internal Auditor
                                                                  and loan review officer of the
                                                                  Metter Bank from 1988 to
                                                                  July 1992.

                            EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and its only other executive officer who earned over $100,000 in salary and bonus in 1995. The Company has not granted any stock options, stock appreciation rights or other long-term stock or stock-based incentives.


                           SUMMARY COMPENSATION TABLE

                                                                             Long-Term Compensation
                                                                       ----------------------------------
                                       Annual Compensation                    Awards            Payouts
                             ----------------------------------------  ----------------------  ----------
                                                                                   Securities
      Name and                                            Other        Restricted  Underlying                    All
      Principal                                           Annual       Stock        Options/      LTIP          Other
      Position         Year  Salary       Bonus      Compensation (1)  Award(s)       SARs      Payouts     Compensation
---------------------  ----  ------    ------------  ----------------  --------    ----------  ----------  ---------------
James Eli Hodges       1995  $166,860       $75,087          --          $0            0          $0          $25,785(2)
Chief Executive        1994  $162,000       $58,363          --          $0            0          $0          $15,676(3)
Officer; President     1993  $150,000       $   700          --          $0            0          $0          $26,632(4)
of the Company and
the Bulloch Bank


Julian C. Lane, Jr.    1995   $94,554       $24,820          --          $0            0          $0          $22,888(5)
Vice President of the  1994   $91,800       $22,617          --          $0            0          $0          $10,270(6)
Company and            1993   $85,000       $     0          --          $0            0          $0          $15,950(7)
President of the
Metter Bank
========================================================================================================================

(1) This column would include the value of certain personal benefits only where the value of such benefits is greater than the lower of $50,000 or 10% of the executive's salary and bonus for the year. Such threshold was not exceeded in either of the years reported.
(2) Includes $16,650 in Company contributions to Mr. Hodges' account under the Company's 401(k) Plan and $9,135 in Company contributions to his account under the Target Benefit Plan.
(3) Includes $8,475 in Company contributions to Mr. Hodges' account under the Company's 401(k) Plan and $7,201 in Company contributions to his account under the Target Benefit Plan.
(4) Includes $15,507 in Company contributions to Mr. Hodges' account under the Company's 401(k) Plan and $11,125 in Company contributions to his account under the Target Benefit Plan.
(5) Includes $18,162 in Company contributions to Mr. Lane's account under the Company's 401(k) Plan and $4,726 in Company contributions to his account under the Target Benefit Plan..
(6) Includes $6,885 in Company contributions to Mr. Lane's account under the Company's 401(k) Plan and $3,385 in Company contributions to his account under the Target Benefit Plan.
(7) Includes $11,883 in Company contributions to Mr. Lane's account under the Company's 401(k) Plan and $4,067 in Company contributions to his account under the Target Benefit Plan.



     As of February 20, 1996, Mr. Hodges entered into an employment agreement with the Company and the Bulloch Bank. The agreement provides for an annual base salary of $174,000, which may be increased annually in such amounts as may be determined by the Board of Directors. Mr. Hodges is also entitled to participate in such option, bonus and other executive compensation programs and to receive such other employee benefits as are made available to members of senior management from time to time. During the term of his employment and, in the event of termination under clauses (ii) and (iii) below, for a period of six months thereafter, Mr. Hodges may not engage in the commercial banking business or solicit clients, prospective customers or employees within Bulloch County and Candler County, Georgia.

     The initial term of the agreement expires on February 20, 1999. At the end of the first twelve months, however, and at the end of each successive twelve month period thereafter, the agreement will automatically be extended for a successive twelve month period following the then two-year remaining term unless either party gives written notice of its intent not to extend the term at least 90 days prior to the end of such twelve month period. If such notice is properly given, the agreement will terminate at the end of the remaining term then in effect. The agreement terminates automatically upon Mr. Hodges' death or permanent disability and may be terminated: (i) by the Company or the Bulloch Bank for just cause (as defined in the agreement) upon written notice to Mr. Hodges; (ii) by the Company or the Bulloch Bank without cause upon 30 days' prior written notice to Mr. Hodges; (iii) by Mr. Hodges for cause without prior written notice except as required in connection with notice of a material breach of the terms of the agreement; (iv) by Mr. Hodges without cause upon 60 days' prior written notice; (v) by Mr. Hodges upon written notice within six months following a change in control (as defined in the agreement) of the Company or the Bulloch Bank; or (vi) at any time upon mutual written agreement of the parties. In the event of termination under the circumstances described in clauses (ii), (iii) or (vi) above, Mr. Hodges will continue to receive his base salary for a period of 24 months following his termination.

                     INDEBTEDNESS OF DIRECTORS AND OFFICERS

     The Company's directors and officers and certain business organizations and individuals associated with them have been customers of and have had banking transactions with the Company's subsidiary banks and are expected to continue such relationships in the future. Pursuant to such transactions, the Company's directors and officers from time to time have borrowed funds from the Company's subsidiary banks for various business and personal reasons. The extensions of credit made by the Company's subsidiary banks to its directors and officers (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.


                                STOCK OWNERSHIP

     On March 14, 1996, the Company had 8__ shareholders of record. The following table sets forth the number and percentage of outstanding shares of Stock beneficially owned as of March 14, 1996 by (i) each person who beneficially owned 5% or more of the outstanding shares of Stock to the best information and knowledge of the Company, (ii) each director and director nominee (including the Chief Executive Officer of the Company), (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company, as a group. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. An asterisk (*) represents beneficial ownership of less than one percent of the outstanding shares of Stock.

             Name of Nominee          Number of Shares        Percentage
              or Director            Beneficially Owned        Of Total
             ---------------         -------------------      ----------
        E. Raybon Anderson                12,160(1)               *
        A. M. Braswell, Jr.                8,256(2)               *
        W. A. Crider, Jr.                135,042(3)               5.07%
        James Eli Hodges                   9,970(4)               *
        C. Arthur Howard                  33,932(5)               1.27%
        Lanier A. Hunnicutt               24,584(6)               *
        Joe P. Johnston                    9,516(7)               *
        Julian C. Lane, Jr.                5,157(8)               *
        Harry S. Mathews                  14,982(9)               *
        Dan J. Parrish, Jr.              184,489(10)              6.93%
        Charles M. Robbins, Jr.            8,036(11)              *
        J. E. Smith                       18,457(12)              *
        Alvin Williams                    56,884(13)              2.14%
        John M. Wilson, Jr.                4,739(14)              *
        All Directors and Executive
         Officers as a Group
         (15 persons)                    530,032(15)             19.91%




     Footnotes to Stock Ownership Table

          (1) Consists of 10,490 shares owned by Mr. Anderson and 1,670 shares owned by Mr. wife, as to which Mr. Anderson disclaims beneficial ownership. Mr. Anderson's address is 1156 Jones Mill Road, Statesboro, Georgia 30458.

          (2) Consists of 6,816 shares owned by Mr. Braswell and 1,440 shares owned jointly by Mr. and Mrs. Braswell, as to which voting and investment powers are shared. Mr. Braswell's address is P.O. Box 485, Statesboro, Georgia 30459.

          (3) Consists of 33,068 shares owned by Mr. Crider and 101,974 shares owned by the Crider Family Trust. Mr. Crider's address is P. O. Box 398, Stillmore, Georgia 30464.

          (4) Consists of (a) 4,937 shares owned by Mr. Hodges, (b) 76 shares owned by Mr. Hodges' wife, as to which Mr. Hodges disclaims beneficial ownership, (c) 19 shares owned by Mr. Hodges as custodian for his child, and (d) 4,938 shares held for Mr. Hodges's benefit and owned by the 401(k) Plan, as to which Mr. Hodges disclaims beneficial ownership. Mr. Hodges' address is 40 North Main Street, Statesboro, Georgia 30458.

        (5) Consists of (a) 14,544 shares owned by Mr. Howard, (b) 2,953 shares owned by Mr. Howard's wife, as to which Mr. Howard disclaims beneficial ownership and (c) 16,435 shares owned by the Claude Howard Lumber Company, Inc., of which Mr. Howard is President. Mr. Howard's address is 316 Wendwood Drive, Statesboro, Georgia 30458.

        (6) Consists of 21,312 shares owned by Mr. Hunnicutt and 3,272 shares owned by Mr. Hunnicutt's wife, as to which Mr. Hunnicutt disclaims beneficial ownership. Mr. Hunnicutt's address is Route 2, Box 49, Metter, Georgia 30439.

        (7) Consists of 9,476 shares owned by Mr. Johnston and 40 shares owned by Mr. Johnston's wife, as to which Mr. Johnston disclaims beneficial ownership. Mr. Johnston's address is Route 3, Box 160, Statesboro, Georgia 30458.

        (8) Consists of 4,368 shares owned jointly by Mr. and Mrs. Lane, as to which voting and investment powers are shared, and 789 shares held for Mr. Lane's benefit and owned by the 401(k) Plan, as to which Mr. Lane disclaims beneficial ownership. Mr. Lane's address is 347 South College Street, Metter, Georgia 30439.

        (9) Consists of (a) 7,907 shares owned by Mr. Mathews, (b) 1,760 shares owned by Mr. Mathews' wife, as to which Mr. Mathews disclaims beneficial ownership, and (c ) 5,315 shares owned by Mr. Mathews as custodian for his children. Mr. Mathews' address is P.
              O. Box 1338, Statesboro, Georgia 30459.

        (10) Consists of (a) 7,104 shares owned jointly with Mr. Parrish's wife, as to which voting and investment powers are shared, (b) 1,776 shares owned by his wife, as to which Mr. Parrish disclaims beneficial ownership, (c) 134,676 shares owned by Parrish Properties, an affiliate of Mr. Parrish, (d) 40,537 shares owned by Mr. Parrish, and (e) 396 shares held for Mr. Parrish's benefit and owned by the 401(k) Plan, as to which Mr. Parrish disclaims beneficial ownership. Mr. Parrish's address is P.O. Box 564, Metter, Georgia 30439.

        (11) Consists of 2,820 shares owned jointly by Mr. and Mrs. Robbins, as to which voting and investment powers are shared, and 5,216 shares owned by Mr. Robbins' wife, as to which Mr. Robbins disclaims beneficial ownership. Mr. Robbins' address is 812 Highway 80 West, Statesboro, Georgia 30458.

        (12) Consists of 16,000 shares owned by Mr. Smith and 2,457 shares owned by Mr. Smith's wife, as to which Mr. Smith disclaims beneficial ownership. Mr. Smith's address is 338 Savannah Avenue, Statesboro, Georgia 30458.

        (13) Consists of (a) 4,446 shares owned by Mr. Williams, (b) 49,718 shares owned jointly by Mr. and Mrs. Williams, as to which voting and investment powers are shared, and (c) 2,720 shares owned by Mr. Williams' wife, as to which Mr. Williams disclaims beneficial ownership. Mr. Williams' address is P.O. Box 75, Pulaski, Georgia 30451.

        (14) Consists of (a) 2,320 shares owned by Mr. Wilson, (b) 96 shares owned by Mr. Wilson's wife, as to which Mr. Wilson disclaims beneficial ownership, and (c) 2,323 shares held for Mr. Wilson's benefit and owned by the 401(k) Plan, as to which Mr. Wilson disclaims beneficial ownership. Mr. Wilson's address is 599 Williams Road, Statesboro, Georgia 30458.

        (15) Includes shares as to which the persons in the group disclaim beneficial ownership as indicated above.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Messrs. Anderson, Crider, Howard, Parrish and Smith. Mr. Parrish is a former Senior Vice President of the Company and former Vice President of the Metter Bank.

                                  PROPOSAL TWO

                   AMENDMENT OF THE ARTICLES OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Company's Amended and Restated Articles of Incorporation presently provide that the Company is authorized to issue 5,000,000 share of common stock having a par value of $1.00 per share. The Board of Directors has recommended that the number of authorized shares of common stock be increased from 5,000,000 to 10,000,000 shares. The additional shares of common stock for which authorization is sought would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock now outstanding.

     As of March 14, 1996, there were 2,661,711 shares of common stock issued and outstanding. In addition, the Board of Directors anticipates that up to _____ shares of common stock will be issued in connection with the Company's proposed acquisition of FNB Bancshares, Inc.

     Although the Company currently has a sufficient number of shares of common stock authorized and available for issuance in connection with the proposed acquisition and for other purposes in the immediate future, the Board recommends the increase to enable the Company to have additional shares available for possible issuance in connection with such general corporate purposes as stock splits and stock dividends or the issuance of shares for cash to raise equity capital or in connection with future business acquisitions or employee benefits plans that may be adopted in the future. The Board believes that additional authorized common stock will give the Company greater flexibility and allow shares of common stock to be issued without the expense and delay of a shareholders' meeting to authorize additional shares if and when the need arises.

     If the proposed amendment is adopted, the Company would be permitted to issue the authorized shares without further shareholder approval, except to the extent otherwise required by law, by Nasdaq or any other securities exchange on which the common stock is listed at the time, or by the Company's Articles of Incorporation. Shareholders do not have preemptive rights to subscribe for or purchase additional shares of common stock.

     Except as described above, the Company has no current plans, agreements or arrangements for the issuance of the additional common stock. The additional authorized shares would be available for issuance (subject to further shareholder approval only as noted above) at such times and for such proper corporate purposes as the Board of Directors may approve, including possible future financing and acquisition transactions. Depending on the nature and terms thereof, such transactions could enable the Board to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party seeking to take over the Company. Furthermore, while the Company has no plans to implement such a program, other companies have issued warrants or other rights to acquire additional shares to holders of common stock to discourage or defeat stock accumulation programs and acquisition proposals. If Proposal Two is adopted, more common stock would be available for such purposes than is currently available. Management currently knows of no intent or plan on the part of any person or entity to gain control of the Company, and Proposal Two is not being recommended in response to any such intent or plan or for the purpose of inhibiting any action by any third party.

     Issuances of additional shares of common stock, depending upon their timing and circumstances, may dilute or increase earnings per share and may decrease or increase book value per share of shares theretofore outstanding, and the percentage ownership of the Company's outstanding stock by each shareholder may be proportionately reduced as a result of a larger number of outstanding shares.

     If Proposal Two is adopted, the Company's Articles of Incorporation, as in force and effect on the date hereof, will be amended by deleting Article 5 thereof in its entirety and by substituting in lieu thereof the following:

                                     "5.

     (a) The Corporation shall have authority to issue ten million (10,000,000) shares of common stock, $1.00 par value per share."

     THE BOARD OF DIRECTORS RECCOMENDS A VOTE FOR PROPOSAL TWO.


                               ACCOUNTING MATTERS

     Deloitte & Touche, independent public accountants, audited the financial statements of and provided various services to the Company and its subsidiary banks for the year ended December 31, 1995. A representative of Deloitte & Touche is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.


                             SHAREHOLDER PROPOSALS

     Any shareholder of the Company wishing to submit a proposal for action at the next annual meeting of shareholders of the Company and desiring inclusion of the same in management's proxy materials must provide a written copy of the proposal to management of the Company not later than December 4, 1996. Any such proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission.


                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters which may be brought before the Annual Meeting. If, however, any matter other than the election of directors or matters incident thereto should properly come before the Annual Meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

                      EXPENSES AND SOLICITATION OF PROXIES

     All expenses of the proxy solicitation will be paid by the Company. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its subsidiary banks may solicit proxies by telephone, telegram or personal interview for which they will receive no compensation in addition to their regular salaries. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Stock held of record by such persons and, if requested, will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

                                                                     APPENDIX A



                  FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
                                     PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 1996

     The undersigned hereby appoints James Eli Hodges and Julian C. Lane, Jr., or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or any of them to represent and to vote, as designated below, all of the Common Stock of First Banking Company of Southeast Georgia, 40 North Main Street, Statesboro, Georgia 30458, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at the Community Room of the Statesboro Mall branch of First Bulloch Bank & Trust, U. S. Highway 80 East, Statesboro, Georgia, on Thursday, April 25, 1996, at 2:00 p.m., and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting, receipt of which are hereby acknowledged.

      THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR THE FOLLOWING PROPOSALS:

PROPOSAL ONE:                To elect the following nominees as directors of the Company:

                             CLASS II (to serve a term of three years until 1999): James Eli Hodges, C. Arthur Howard,
                             Lanier A. Hunnicutt, Joe P. Johnston and Harry S. Mathews

/ /  FOR all nominees listed                                             / /  WITHHOLD AUTHORITY
     above (except as indicated                                               to vote for all
     to the contrary below).                                                  nominees listed above.

INSTRUCTION:  To withhold authority for any individual nominee, mark "FOR" above, but write that nominee's  name here:

---------------------------------------------------------------------------------------------------------------------

PROPOSAL TWO:                To amend the Company's Articles of Incorporation to increase the number of shares of authorized common stock from 5,000,000 to 10,000,000.

  / /   FOR                                / /  AGAINST                               / /  ABSTAIN


         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
        DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION TO THE
       CONTRARY IS INDICATED, IT WILL BE VOTED FOR PROPOSALS ONE AND TWO.

          DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
               MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

     If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated: _____________________, 1996
(Be sure to date your Proxy)          -----------------------------------------
                                      Name(s) of Shareholder(s)

                                      -----------------------------------------
                                      Signature(s) of Shareholder(s)

Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.


                      PLEASE RETURN YOUR PROXY PROMPTLY.